                                  AGREEMENT OF SALE


    THIS AGREEMENT made this 29th day of April, 1997, by and between 8000 VERREE ROAD ASSOCIATES, a Pennsylvania partnership ("Seller") and MADISON BANK SHARES GROUP, LTD., or its assignee or nominee (the "Purchaser").

                                 W I T N E S S E T H:


    1. Sale of Premises. Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller all that certain parcel of land situate on the northwest corner of the intersection of Rhawn Street and Verree Road in City of Philadelphia, Pennsylvania, known as 8000 Verree Road containing approximately 20,000 +- square feet, as shown on the Site Plan dated June 27, 1994, last revised October 18, 1994 (the "Premises"), prepared by Architectural Management, Inc., and approved pursuant to Philadelphia Department of Licenses and Inspection, Permit No. 417725 which has been previously delivered to Purchaser, permitting the construction of a two-story building with a 1,500 square foot first floor for use as a bank branch, 1,000 square foot second floor offices, 1,500 square foot basement and parking lot for 25 cars ("Site Plan") and all the right, title and interest of Seller in and to the following:

         (a) options, rights, easements, rights-of-way, ways, waters, privileges and appurtenances and rights to the same belonging to and/or inuring to the benefit of the Seller and/or the Premises;

         (b) any land lying in the beds of any street, road or avenue, opened or proposed, in front of or adjoining said Premises; and

         (c) the Site Plan and all municipal, county, state and federal permits, approvals and development agreements with respect to same.

    2.   Purchase Price.

         (a) Price. The purchase price f or the Premises (the "Purchase Price") shall be Two Hundred Fifty Thousand Dollars ($250,000.00).

         (b)  Payment.  The Purchase Price shall be payable as follows:

              (i) Twenty-five Thousand Dollars ($25,000.00) by Purchaser's plain check upon execution hereof to be held in escrow as set forth below; and

              (ii) the balance at Closing in certified check, bank check, wire transfer or title company check.

         (c) Deposit. All monies to be paid by Purchaser in accordance with Paragraph 2(b)(i) (the "Deposit") shall be placed and held in an interest-bearing savings account by LaBrum & Doak (hereinafter "Escrow Holder") and disbursed in accordance with the laws of the Commonwealth of Pennsylvania and the provisions of this Agreement. At Closing, the Deposit and the interest accrued thereon shall be applied on account of the Purchase Price.

    3.   Title.

         (a) Condition. Title to the Premises shall be: (a) good and marketable and free and clear of all liens, assessments, restrictions, encumbrances, easements, leases, tenancies and covenants, and (b) insurable as aforesaid at regular standard rates by a reputable title insurance company to be selected by Purchaser, pursuant to an ALTA Owner's Policy of Title Insurance Form B.

         (b) Defective Title. If title to the Premises cannot be conveyed to Purchaser at the time and date of Closing hereunder in accordance with the requirements of this Agreement for reasons currently unknown to Seller, then, in addition to all other remedies provided by law, including the right to specific performance, Purchaser shall have the option of:

              (i) taking such title as Seller can cause to be conveyed with a reasonable and appropriate abatement of the Purchase Price, whereupon the parties hereto shall consummate this transaction and the relevant provisions relating to the condition of title shall be deemed waived by Purchaser; or

              (ii) terminating this Agreement by giving written notice to
                   Seller, whereupon Escrow Agent shall return the Deposit plus accrued interest thereon to Purchaser, and Seller shall immediately reimburse Purchaser for all costs incurred by Purchaser with respect to this transaction, including title company fees, loan and/or mortgage application fees, appraisal fees, legal fees, and expenses incurred for all tests and studies. Upon payment of the foregoing, Purchaser shall turn over to Seller plans, applications, studies, permits and the like which it has obtained relating to the Premises. Thereafter, this Agreement shall be null and void and neither party shall have any further liability or obligation hereunder.

    4. Closing. Closing hereunder shall take place on or before sixty (60) days from the date of this Agreement at the offices of Wisler, Pearlstine, Talone, Craig, Garrity and Potash, LLP.

If all conditions and contingencies set forth herein have not been satisfied or waived by such date, Purchaser may, by written notice to Seller, extend the Closing for an additional period of time in order to secure the satisfaction of all such conditions but not to exceed 30 days.



    5.   Provisions with Respect to Closing.  At Closing hereunder:
         (a) Delivery by Seller. Seller shall deliver to Purchaser the following:
              (i) Deed. A special Warranty Deed to the Premises prepared by Purchaser duly executed and acknowledged by Seller and in proper recordable form.

              (ii) Possession.  Actual, sole and exclusive physical possession of the Premises, unoccupied and free and clear of any leases, claims to or rights of possession..

             (iii) Title Company Affidavits.  Such resolutions,
                   certificates or other documents as Purchaser's title company shall require to evidence the due authorization of the execution and performance of this Agreement and the documents to be delivered pursuant hereto, including the customary form of said title company's Seller's Affidavit.

              (iv) Agreements, Plans and Permits.  All easement agreements, development agreements, permits, evidence of approvals, proof of payment of all required fees for use and development of the Premises, executed assignments of all its right, title and interest thereto.

              (v) Additional Instruments. Such further documents or instruments in form suitable for recording, if appropriate, as may be deemed reasonably necessary by Purchaser to effectuate the provisions hereof.

         (b) Transfer Taxes. All realty transfer taxes imposed on or arising in connection with this transaction shall be borne equally by Seller and Purchaser.

         (c) Water and Sewer. Water and sewer rental (if any) and all other apportionable charges shall be adjusted as of the date of Closing on a per them basis, and such apportionments shall be made, where applicable, with relation to the fiscal year of the taxing authority.

         (d) Real Estate Taxes. All real estate taxes shall be adjusted as of the date of Closing hereunder on a per them basis, and such apportionments shall be made, where applicable, with relation to the fiscal year of the taxing authority.

    6. Delivery of Plans and Tests. Upon execution hereof Seller shall turn over to Purchaser copies of all currently existing studies, plans, tests, surveys and any other materials relevant to the physical condition of the Premises which are in the possession of Seller or Seller's agents or representatives.

    7. Condemnation. Seller represents that it has not received any notice of any condemnation proceedings or other proceedings in the nature of eminent domain in connection with the Premises. In the event of the taking by eminent domain proceedings of any part of the Premises which would preclude hinder or render more costly the full completion by Purchaser of its planned development of the Premises or upon the commencement of any such proceeding, at any time prior to the time and date Closing is completed hereunder, Purchaser shall have the right, at Purchaser"s sole option, to terminate this Agreement. If the Agreement is so terminated, Escrow Agent shall return to Purchaser the Deposit plus interest, this Agreement shall thereupon become null and void, and thereafter neither party shall have any further liability or obligation hereunder. If Purchaser does not so terminate this Agreement, the Purchase Price for the Premises shall be reduced by the total of any awards or other proceeds received by Seller prior to Closing with respect to any taking. At Closing, Seller shall assign to Purchaser all rights of Seller in and to any other awards or proceeds payable after Closing by reason of any taking. Seller agrees to notify Purchaser of any eminent domain proceeding within five (5) days after Seller learns of any such proceeding and, in order to exercise its right of termination, Purchaser must so notify Seller within thirty (30) days after Purchaser receives such notice.

    8. Assessments. Seller shall be responsible to pay for all assessments levied against the Premises on or before the date of this Agreement, or levied against the Premises after the date of this Agreement by reason of work commenced or completed on or before the date of this Agreement. If Closing is completed hereunder by Purchaser, Purchaser shall be responsible to pay for all assessments levied against the Premises after the date of this Agreement by reason of work commenced after such date. However, if Closing does not take place for any reason whatsoever, Purchaser shall have no liability or obligation to pay for such assessments. If at the time and date of Closing hereunder, the Premises, or any portion thereof, shall be affected by any assessments which is required to be paid by Seller by the provisions of this paragraph and which is or may be payable in annual or other installments of which the first installment is then a lien or has been paid, then for the purpose of this Agreement, all of the unpaid installments of any such assessments including those which become due and payable after Closing hereunder shall be deemed to be due and payable and liened upon the Premises and shall be paid and discharged by Seller at such Closing.

    9. Seller's Warranties and Representations. Seller, to induce Purchaser to enter into this Agreement and to purchase the Premises, warrants and represents to Purchaser that the following matters are true as of the date hereof and shall be true as of the date of Closing hereunder:

         (a) There are no leases, tenancies, licenses or other rights of occupancy or use for any portion of the Premises in effect as of the date of this Agreement. Seller agrees not to enter into any lease, license or agreement for the occupancy or use of any portion of the Premises after the date of this Agreement without Purchaser's written consent.

         (b) No assessments for public improvements have been made against the Premises which remain unpaid and Seller has no knowledge and has received no notice of any proposed assessment for public improvements or of any proposed public improvements for which an assessment may be levied against the Premises.

         (c) There are no outstanding violations of any federal, state, county or municipal law, ordinance, order, regulation or requirement affecting any portion of the Premises, and no written notice of any such violation has been issued by any governmental or quasi-governmental authority. In the event that any such notice is received by Seller after the date of this Agreement, Seller shall promptly notify Purchaser and afford Purchaser full opportunity, with Seller's cooperation, to contest such action or to initiate or participate in such proceedings as Purchaser may deem necessary or desirable to protect Purchaser's interests.

         (d) There is no suit, action, or proceeding pending or threatened against or affecting Seller or the Premises before or by any court, administrative agency or other governmental or quasi-governmental authority, or which brings into question the validity of this Agreement or this transaction or which could adversely affect title to, or the development, use and enjoyment of, or value of the Premises.

         (e) Seller has not engaged in any financing transaction which would increase the real estate transfer taxes over the standard percentage due in a real estate transfer.

         (f) Seller has full power and authority to enter into and fulfill Seller's obligations under this Agreement and the execution, delivery and performance of this Agreement by the Seller constitutes a valid and binding obligation of the Seller enforceable in accordance with its terms. No consent, waiver, or approval by any other parties is required in connection with the execution and delivery by the Seller of this Agreement or with the performance by the Seller of its obligations hereunder or any instrument contemplated hereby. The execution, delivery and performance by Seller of its obligations under this Agreement will not conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulations, judgment, decree or order by which the Seller is bound, or by any of the provisions of any contract to which the Seller is a party or by which the Seller is bound or, if Seller is not an individual, by the Seller's partnership agreement or corporate charter or by-laws.

         (g) This Agreement and Seller's obligations hereunder are legal, valid and binding obligations of Seller, enforceable in accordance with their terms, and there are no claims or defenses, personal or otherwise, or offsets whatsoever to the enforceability or validity of this Agreement.

         (h) The Premises is located in an R-5 District, and Seller knows of no pending amendments to the pertinent sections of the zoning, subdivision or development ordinances of City or County of Philadelphia ("City") as of the date hereof.

         (i) Seller has not entered into any outstanding open space, "clean and green", Act 515, Act 319 or any other pay-back agreements, covenants or otherwise, applicable to or relating to the Premises. In the event Seller or any predecessor in title has entered into any such agreements or covenants, all roll-back taxes assessed against the Premises by virtue of the development or Purchaser's intended use of the Premises and all interest and penalties shall be borne by and be the responsibility of Seller and be paid at Closing.

         (j) Except as may be delineated on the Site Plan, the Premises is not located in a flood plain or other area designated by any governmental agency as wetlands.
         (k) Seller has as of the date of the Agreement, and will have as of the date of the Closing, good, marketable and indefeasible title to the Premises subject only to the matters set forth in this Agreement.

         (l) To Seller's knowledge, there are no Hazardous Substances (as defined below) stored, used or present in, or at the Premises. The Premises has never been used by the Seller, or to Seller's knowledge, by any previous owners or operators, to refine, produce, store, handle, transfer, process or transport Hazardous Substances. To Seller's knowledge, there has been no Release (as defined below), actual or threatened, of any Hazardous Substances by Seller or any other party including owners or operators of adjacent property at on, over, into, through or from the Premises. To Seller's knowledge, there has been no Release of any Hazardous Substances for which Seller (or, to Seller's knowledge, its predecessor in interest or successor in interest) is or may be liable. Seller has not violated any Environmental Law in the use or occupancy of the Premises. To Seller's knowledge, there have been no air emissions, or discharges to surface waters or groundwaters, of Hazardous Substances which have occurred prior to the date hereof. For purposes of this

Agreement, each of the terms "Release", "Environmental Law" and "Hazardous Substance" shall be defined as follows:

              (i) "Hazardous Substance" means any substance presently listed, defined, designated or classified hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any material containing any such substance as a component. Hazardous Substance include without limitation petroleum or any derivative or by-product thereof, asbestos, radioactive material, and polychlorinate biphenyls;
              (ii) "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code license, permit, authorization, approval, consent order, judgment, decree, injunction or agreement by or with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term Environmental Law includes without limitation: (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601, et seq.; the Resource

                   Conservation and Recovery Act, as amended, 42 U.S.C.
                   Section 6901, et seq.; the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq.; the Toxic Substances Control Act, as amended 15 U.S.C.
                   Section 9601, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001, et seq.; the Safe Drinking Water Act, 42 U.S.C Section 300(f), et seq.; and all comparable state and local laws, and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance;

         (iii) "Release" means the releasing, spilling, leaking, discharging, disposing, discarding or dumping of any Hazardous Substance from, on, into or about the Premises.
         (m) To Seller's knowledge, there are no above ground or underground storage tanks, vessels or related equipment or containers located on the Premises that are subject to federal, state or local laws, statutes, rules, regulations or ordinances.

         (n) Seller has submitted plans to the City for the development of the Premises as described on the Site Plan and on page 1 hereof. With respect thereto, Seller makes the following warranties and representations:

              (i) Seller has obtained final, irrevocable, unconditional, uncontestable and unappealable approval from the City, and all other applicable federal, state and local governing bodies or agencies ("Governmental Authorities"), for a variance from R-5 zoning, with all appeal periods having lapsed and no appeals pending, to lawfully develop the Premises and construct the building, all as shown on the Site Plan. Any conditions upon the Site Plan and to the above-described approval by all Governmental Authorities will be satisfied by Seller prior to Closing. The Site Plan approval does not require the making of any off-site improvements as a condition to the issuance of any building permits. Notwithstanding the foregoing, it is understood that Seller's approval expires after one (1) year from its issuance date which was February 3, 1997 if Purchaser fails to commence construction within such period.
              (ii) At Closing, Seller shall assign to Purchaser, for no
                   additional consideration, all plans, permits, approvals and easements which Seller has obtained and which relate to the Premises and further, shall cooperate with Purchaser in transferring any permits or approvals held in Seller's name to Purchaser. Seller shall also fully cooperate with Purchaser as necessary for Purchaser to secure all other approvals and permits required, including the building permit from all Governmental Authorities and shall provide full and free access to the site as necessary therefor. Seller warrants to Purchaser that no later than the date of Closing all plans, permits and approvals related to the

                   Premises shall have been paid for in full by Seller. This warranty shall survive settlement.
             (iii) Seller has paid all fees and costs associated with the approvals described herein including reviewing and engineering fees of Governmental Authorities, impact, open space, park and recreation, sewer connection and equivalent dwelling unit fees, contributions for traffic devices and costs associated with public improvements and has posted all required financial security.
              (iv) If any Governmental Authority declares or effects (whether it be a de jure, de facto or otherwise) any moratorium on, or any other impediment to, the issuance or use of permits required for construction of the building as described above, or shall in any other way prohibit or impair Purchaser in any respect f rom or render more costly the construction of the building, and/or permitting the occupancy of, any of the building, then Purchaser shall have the right, at Purchaser's election, to extend all affected election and/or performance dates as necessary or to terminate this Agreement in whole or in part as to the affected units. In the event this Agreement is terminated pursuant to this paragraph, the Escrow Holder shall immediately return the Deposit to the Purchaser.

         (o) The representations and warranties set forth in this Agreement do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make such representations and warranties and information, in light of the circumstances under which they have been made, not misleading, and Seller has not withheld from Purchaser its knowledge of any material fact or event that has occurred or is about to occur regarding the Premises which has had or, so far as it can reasonably foresee, will have an adverse affect on the Premises.

         (p) Seller shall not enter into any agreement or contract affecting the Premises nor shall Seller grant any easement or further encumber the Premises without the prior written consent of the Purchaser.

         (q) Seller knows of no impediment, restriction or circumstance which would preclude or render unreasonably expensive or burdensome, the application for or the pursuit or receipt of all required approvals and permits from all Governmental Authorities for the development of the Premises as described in the Site Plan or as such Site Plan is proposed to be modified by Madison.

    10. Contingencies. Notwithstanding anything contained herein to the contrary, Purchaser's obligation to close hereunder is contingent upon the satisfaction of each of the following conditions, any of which may be waived by
Purchaser:

         (i) This Agreement and the development and occupancy of the Premises by Purchaser as described herein, has been approved by certain regulatory agencies from whom Purchaser is required to seek approval being the Commonwealth of Pennsylvania Department of Banking and the Federal Reserve Board.
         (ii) The approval, without the imposition of any additional conditions, by all required Governmental Authorities of an amendment to the Site Plan to be filed by Purchaser at its cost, changing the building to a one-story bank branch of at least 1,800 square feet with appropriate reduction in required parking.
        (iii) The assignment of the Site Plan, all permits and approvals as described above to Purchaser and the approval by City or the appropriate Governmental Authority of Purchaser as the substitute developer of the Premises, if required.
         (iv) The receipt by Purchaser of all final, irrevocable, unconditional, uncontestable and unappealable permits, licenses, certificates and approvals including a building permit from all Governmental Authorities, with all appeal periods having lapsed and no appeals pending, to lawfully develop the Premises and construct the building as described in the Site Plan, modified as provided above.
         (v) The receipt by Purchaser of all necessary easements, permits and approvals to allow the connection of the proposed building to be constructed upon the Premises with all required water, sanitary sewer, storm sewer, gas, electric and other required utilities.
         (vi) All the warranties and representations by Seller as set forth in this Agreement shall be true and correct at and as of the Closing date in all respects as though such warranties and representations were made both at and as of the date of this Agreement and at and as of the Closing date.

        (vii) No representation, statement or warranty by Seller contained in this Agreement or in any exhibit attached hereto contains or will contain any untrue statement or omits or will omit a material fact necessary to make the statement of fact therein recited not misleading.
       (viii) Seller shall have performed, observed and complied with all covenants, agreements and conditions required by this Agreement to be performed, observed and complied with prior to or as of the date of Closing.
         (ix) Seller shall have complied with all the corporate formalities and state law requirements required to execute this Agreement and sell the Premises.
         (x) None of the approvals or permits required by Purchaser as described above shall be encumbered by any unreasonable, burdensome or otherwise unacceptable conditions or require the expenditure of monies in an amount deemed unacceptable by Purchaser.

    11. Indemnification. The Seller agrees to indemnify and hold harmless Purchaser against any and all losses, costs, expenses, claims, damages or liabilities (including the amount of any settlement and any expenses incurred in enforcing this Agreement), which Purchaser may suffer, incur or become subject to, and to reimburse Purchaser for any legal, engineering or other expenses incurred by it in connection with the investigation of any claims and the defense of any actions, insofar as such losses, costs, expenses, claims, damages, liabilities or actions arise out of or are based upon (i) any false, misleading or untrue warranty or representation, intentional or unintentional, or the breach of any warranty or representation made by Seller; (ii) any breach or default in performance by Seller of any of its covenants or agreements with Purchaser contained herein; and

(iii) any claims against the Purchaser with respect to the Premises for expenses, costs, damages or contribution under any Environmental Law based on any Release, presence or storage of Hazardous Substances which Release, presence or storage occurred prior to Closing whether known or unknown to Seller.

    12. Seller's Default. Notwithstanding anything contained in this Agreement to the contrary, in the event that Seller fails to close, or otherwise fails to comply with its obligations hereunder the remedies of Purchaser shall not be limited and Purchaser shall be entitled to such remedies as Purchaser may have at law or in equity, including specific performance, and damages shall include the amount of all expenses incurred by Purchaser in connection with the proposed purchase, including, but not limited to, appraisal costs, engineering, legal, accounting, consultant fees and survey costs and any other costs and expenses incurred. In the event of default by Seller, Purchaser may require the Escrow Agent to return the Deposit, and interest accrued thereon, to the Purchaser in addition to any other remedies.

    13. Purchaser's Default. Should Purchaser fail to complete Closing in default of its obligations hereunder, after written notice and the expiration of a 30-day cure period, the Deposit and all accrued interest thereon shall be paid to Seller as liquidated damages (which shall be Seller's sole and exclusive remedy). Upon such payment, this Agreement shall be null and void, and, thereafter, neither party shall have any further liability or obligation hereunder. In the event of a bona fide dispute between the parties hereto with respect to the disposition of the Deposit, the Escrow Holder shall continue to hold the Deposit until the issue 'is resolved by agreement or by court decision, or the Escrow Holder may pay the Deposit over to a court of competent jurisdiction.

    14. Notices. All notices, statements, demands, requests, consents, communications and certificates from either party to the other shall be made in writing and sent by United States certified mail, return receipt requested, postage prepaid, or by express mail by reputable carrier, delivered to addressee, addressed as follows:

    To the Seller at:        c/o Fasy Realtors
                             Third Street and Godfrey Avenue
                             Philadelphia, PA  19120
                                         and
                             John Givnish
                             6401 Rising Sun Avenue
                             Philadelphia, PA  19111

    With a copy to:          James 0. Hausch, Esquire
                             1818 Market Street
                             Suite 2900
                             Philadelphia, PA  19103-3629

    To the Purchaser at:     Madison Bank
                             1767 Sentry Parkway West
                             Blue Bell, PA  19422

    With a copy to:          Michael O'Donoghue, Esquire
                             Wisler, Pearlstine, Talone,
                             Craig, Garrity & Potash, LLP
                             Office Court at Walton Point
                             484 Norristown Road
                             Blue Bell, PA  19422

or such other addresses either party may from time to time direct by service of notice on the other party as provided above. All such notices shall be deemed to have been sufficiently given for all purposes hereof on the date of proper mailing thereof and may be given on behalf of either party by its counsel.

    15. Waiver of Tender. Formal tender of an executed deed and 'the purchase money are hereby waived.

    16. Assignment - Nominee. Purchaser shall be permitted to assign this Agreement or any of its rights hereunder, or to name nominees to take title to the Premises, or any portion or portions thereof; however, until Closing is completed Purchaser shall remain liable for all provisions, conducts and obligations imposed on Purchaser by this Agreement.

    17. Brokerage. Seller and Purchaser represent and warrant that neither has dealt with any broker, agent, finder or other intermediary who is entitled to receive a commission or other. payment in connection with the conveyance of the Premises under this Agreement and each agrees to indemnify and hold the other harmless from any breach of this paragraph. Any commission owed to James
J. Reese Real Estate shall be paid by Seller at Closing.

    18. Time of Essence. Time, wherever mentioned herein, shall be of the essence of this Agreement.

    19. Entire Agreement. This Agreement shall be binding upon and inure to the benefit of Seller and Purchaser and their respective successors and/or assigns. This is the entire Agreement between the parties hereto with respect to the purchase and sale of the Premises and there are no other terms, covenants, conditions, obligations, warranties, representations or statements, oral or otherwise, of any kind whatsoever other than those which are set forth herein. Any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Agreement in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought. This Agreement may be executed in one or more counterparts.

    20. Survival of Warranties. Notwithstanding any presumption to the contrary, all warranties, representations and conditions contained in this



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

Agreement, which, by their nature, impliedly or expressly, involve performance, in any particular, after Closing, or which cannot be ascertained to have been fully performed until after Closing shall survive settlement and not merge into the deed. This provision shall be effective as to all such warranties, representations and conditions.

    IN WITNESS WHEREOF, the parties have caused their duly authorized officers or partners to duly execute this Agreement as of the day and year first above written.

                             SELLER:

                             8000 VERREE ROAD ASSOCIATES


                             By:_____________________________________


                             ________________________________________


                             PURCHASER:

                             MADISON BANK SHARES GROUP, LTD.


                             By:_____________________________________


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
                               JOINDER BY ESCROW HOLDER


    The Undersigned, as Escrow Agent hereunder, hereby acknowledges receipt of the Deposit and agrees to hold it in accordance with the terms hereof.

                                  __________________________________









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